                                                                    EXHIBIT 99.2

                         CONSENT OF HOVDE FINANCIAL LLC

      We hereby consent to the use of our name and to the description of our opinion letter, dated September 25, 2002, under the caption "BACKGROUND AND REASONS FOR THE MERGER--Opinion of Centennial's Financial Advisor" in, and to the inclusion of such opinion letter as Appendix IV to, the Joint Proxy Statement/Prospectus of Centennial Bancorp and Umpqua Holdings Corporation which Joint Proxy Statement/Prospectus is part of Amendment No. 1 to the Registration Statement on Form S-4 of Umpqua Holdings Corporation. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that would come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          /s/ Hovde Financial LLC
                                          --------------------------------------
                                          HOVDE FINANCIAL LLC



Washington, D. C.
September 25, 2002